                                                            EXHIBIT 24



                                 POWER OF ATTORNEY



KNOW ALL PERSON BY THESE PRESENTS:

  Each of the undersigned hereby constitutes and appoints PHILIP RICE and AUSTIN
D. KIM and each of them with power to act alone, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign the Registration Statement on Form S-3 for Transamerica Finance Corporation filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and any and all amendments thereto, and to file the same, together with exhibits (including post-effective amendments) thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorney-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises hereof, as fully to all intents and purposes as he or she might do or could do in person, hereby ratifying and confirming all that said attorney-in-fact or his or her substitution may lawfully do or cause to be done by virtue hereof.

  Executed on the 30th day of October, 1998.



 /s/ Thomas J. Cusack                           /s/Charles E. Tingley
-----------------------------------            ----------------------------
     Thomas J. Cusack                              Charles E. Tingley


 /s/ Edgar H. Grubb                             /s/ Mitchell F. Vernick
-----------------------------------            ----------------------------
  Edgar H. Grubb                                    Mitchell F. Vernick


/s/ Frank C. Herringer                          /s/ Robert A. Watson
-----------------------------------            ----------------------------
  Frank C. Herringer                                Robert A. Watson


/s/ Steven A. Read
-----------------------------------
  Steven A. Read